Exhibit 3.1c

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DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT

Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY


              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:  RIDDLE RECORDS, INC.
                       ---------------------------------------------------------

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2. The articles have been amended as follows (provide article numbers, if available):

THIRD: The Company shall have the authority to issue two new classes of common
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stock, a new Class A Common Stock ("Class A Common Stock") and a new Class B
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Common Stock ("Class B Common Stock"). The Class A Common Stock and Class B
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Common Stock will replace the existing Common Stock. The existing Common Stock
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shall be converted as follows: except as otherwise stated herein, each one share
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of existing Common Stock currently outstanding shall be converted into one share
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of new Class A Common Stock. Each one share of existing Common Stock held by
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each of Jacques Tizabi and Ali Moussavi shall be converted into one-half share
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of Class A Common Stock and one-half share of Class B Common Stock. See Exhibit
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A attached hereto.
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment
is: 32,699,756.                .*
    ----------------------

4. Effective date of filing (optional):
                                       ----------------------------------------
                (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Jacques Tizabi
                                 ----------------------------------------------
                                 Jacques Tizabi,
                                 President


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.
                                             Nevada Secretary of State AM 78.385
                                                                      Amend 2003
                                                            Revised on: 11/03/03

                                    Exhibit A
                              Riddle Records, Inc.
                              Articles of Amendment


The Common Stock to be converted into the Class A Common Stock and the Class A Common Stock and Class B Common Stock, as set forth above, shall be automatically cancelled upon the effective date of this Articles of Amendment and the stockholders shall have the right to receive that number of shares of Class A Common Stock or Class A Common Stock and Class B Common Stock, as the case may be, as described above. Upon the effective date of this Articles of Amendment there shall be no further issuance of the existing Common Stock and the class of shares referred to herein as existing Common Stock will be eliminated. The number of shares of Class A Common Stock authorized is 80,000,000 with a par value of $.001 per share and the number of shares of Class B Common Stock authorized is 20,000,000 with a par value of $.001 per share.

         The voting power, designations, preferences, limitations, restrictions, and special or relative rights with respect to each class of stock are or shall be fixed as follows:

         Section 1.  Common Stock.
         ---------

     A. Voting Rights.

     Subject to applicable law and the rights of any outstanding series of Preferred Stock to vote as a separate class or series, the shares of Class A Common Stock and Class B Common Stock shall vote together as a single class and shall have the following voting rights: (i) each share of Class A Common Stock shall entitle the holder thereof to one (1) vote upon all matters upon which stockholders shall have the right to vote; and (ii) each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes upon all matters upon which stockholders shall have the right to vote, subject to Section 2.E.8. of this Third Article. The authorized number of shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common Stock or any other class or series of outstanding stock) by the affirmative vote of the holders of Common Stock entitled to cast a majority of the total votes entitled to be cast by the holders of the Common Stock, voting as a single class, without a separate class vote of the holders of the Class A Common Stock.

     The Corporation may, as a condition to counting the votes cast by any holder of shares of Class B Common Stock, require proof as set forth in Section 2.E.8 of this Third Article that the shares of Class B Common Stock held by such holder have not been converted into shares of Class A Common Stock.

     B. Dividends and Distributions.

     Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that all dividends and distributions on the Class A Common Stock and Class B Common Stock payable in shares of Common Stock of the Corporation shall be made in shares of Class A Common Stock and Class B Common Stock, respectively. In no event will shares of either class of Common Stock be split, divided or combined unless the outstanding shares of the other class of Common Stock shall be proportionately split, divided or combined.

     In the event of a transaction as a result of which the shares of Class A Common Stock are converted into or exchanged for one or more other securities, cash or other property (a "Class A Conversion Event"), then from and after such Class A Conversion Event, a holder of Class B Common Stock shall be entitled to receive, upon the conversion of such Class B Common Stock pursuant to Section 2.E. of this Third Article, the amount of such securities, cash and other property that such holder would have received if the conversion of such Class B Common Stock had occurred immediately prior to the record date (or if there is no record date, the effective date) of the Class A Conversion Event and if the securities, cash or other property that the Class A Common Stock may be converted into or exchanged for in a Class A Conversion Event is dependant upon the holder of the Class A Common Stock making an election, the holder of the Class A Common Stock had failed to make an election. This paragraph shall be applicable in the same manner to all successive conversions or exchanges of securities issued pursuant to any Class A Conversion Event. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted after the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but before such payment, then the record holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share of Class B Common Stock on the payment date notwithstanding the conversion thereof.

     C. Options, Rights or Warrants.

     Subject to Section 2.B. of this Third Article, the Corporation shall not and shall not be entitled to issue additional shares of Class B Common Stock, or issue options, rights or warrants to subscribe for or purchase additional shares of Class B Common Stock, except that the Corporation may make a pro rata offer to all holders of Common Stock of rights to subscribe for additional shares of the class of Common Stock held by them. The Corporation may make offerings of options, rights or warrants to subscribe for or purchase shares of any class or classes of capital stock (other than Class B Common Stock) to all holders of Class A Common Stock or Class B Common Stock if an identical offering is made simultaneously to all the holders of the other class of Common Stock. All offerings of options, rights or warrants shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe or purchase at the same consideration per share.

     D. Merger or Consolidation.

     In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Common Stock; provided that, if such consideration shall consist in any part of voting securities (or of options, rights or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), then the Corporation may provide in the applicable merger or such other agreement for the holders of shares of Class B Common Stock to receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options, rights or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

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

     E. Conversion of Class B Common Stock.

     1. Voluntary Conversion.

     Each share of Class B Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock at any time.


     2. Voluntary Conversion Procedure.

     At the time of a voluntary conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and
(ii) written notice to the Corporation stating that the record holder elects to convert such share or shares and stating the name or names and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon the conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the principal office of the Corporation or the office of any transfer agent for shares of Class A Common Stock of such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted, and as of such time, each Person (as hereinafter defined) named in such written notice as the Person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of the record holder.

     3. Automatic Conversion.

     (a) Subject to Section 2.E.3.(b) of this Third Article, in the event of any Transfer (as hereinafter defined) of any share of Class B Common Stock to any Person other than a Permitted Transferee (as hereinafter defined), such share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock.

     (b) Notwithstanding anything to the contrary set forth in this Third Article, Section 2, a holder of shares of Class B Common Stock may pledge such holder's shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares of Class B Common Stock as collateral security for any indebtedness or other obligation of any Person (the "Pledged Stock") due to the pledgee or its nominee; provided, however, that (i) such shares shall not be voted by or registered in the name of the pledgee and shall remain subject to the provisions of this Third Article, Section 2.E. and (ii) upon any foreclosure, realization or other similar action by the pledgee, such Pledged Stock shall automatically convert into shares of Class A Common Stock on a share for share basis unless all right, title and interest in such Pledged Stock shall be Transferred concurrently by the pledgee or its nominee or the purchaser in such foreclosure to a Permitted Transferee.

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

     (c) The foregoing automatic conversion events described in this Third Article, Section 2.E.3 shall be referred to hereinafter as an "Event of Automatic Conversion." The determination of whether an Event of Automatic Conversion shall have occurred will be made by the Board of Directors or a duly authorized committee thereof in accordance with Third Article, Section 2.E.8 below.

     4. Automatic Conversion Procedure.

     Any conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (the "Conversion Time"). At the Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock which were so converted (the "Converted Class B Common Stock") shall, automatically and without further action, represent the same number of shares of Class A Common Stock. Holders of Converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of the Class A Common Stock, together with a written notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock that have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Section.

     5. Unconverted Shares.

     In the event of the conversion of less than all the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Section 2.E., the Corporation shall execute and deliver to, or upon the written order of, the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

     6. Retired Shares.

     Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and canceled and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Class B Common Stock.

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

     7. Reservation.

     The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issuance.

     8. Determination of Voting Rights and Event of Automatic Conversion.

     The Board of Directors of the Corporation or a duly authorized committee thereof shall have the power to determine, in good faith after reasonable inquiry, whether an Event of Automatic Conversion has occurred with respect to any share of Class B Common Stock. A determination by the Board of Directors of the Corporation or such committee that an Event of Automatic Conversion has occurred shall be conclusive. As a condition to counting the votes cast by any holder of shares of Class B Common Stock at any annual or special meeting of stockholders, or in connection with any written consent of stockholders, or as a condition to registration of transfer of shares of Class B Common Stock, or for any other purpose, the Board of Directors or a duly authorized committee thereof, in its discretion, may require the holder of such shares to furnish such affidavits or other proof as the Board of Directors or such committee deems necessary or advisable to determine whether an Event of Automatic Conversion shall have occurred. If the Board of Directors or such committee shall determine that a holder has substantially failed to comply promptly with any request by the Board of Directors or such committee for such proof, the shares held by such holder shall be entitled to one (1) vote per share until such time as the Board of Directors or such committee shall determine that such holder has complied with such request. The Board of Directors or a duly authorized committee thereof may exercise the authority granted by this Third Article, Section 2.E.8 through duly authorized officers or agents of the Corporation.

     9. Definitions.

     For purposes of this Third Article, Section E:

          (a) Affiliate. The term "Affiliate" shall mean, as to any Person, (i) any other person that, directly or indirectly , is in control of, controlled by or is under common control with such Person, (ii) any corporation or organization (other than the Corporation or a majority owned subsidiary of the Corporation) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which such Person has a substantial beneficial interest, (iii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, (iv) any relative or spouse of such Person who has the same home as such Person, or
     (v) an officer of the Corporation or any of its subsidiaries.

          (b) Beneficial Owner. A Person shall be deemed the "Beneficial Owner" of, and to "Beneficially Own" and to have "Beneficial Ownership" of, any share (i) which such Person has the power to vote or dispose, or to direct the voting or disposition of, directly or indirectly, through any agreement, arrangement or understanding (written or oral), or (ii) which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

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

          (c) Nominee. The term "Nominee" shall mean a Person that is acting as a bona fide nominee for the registration of record ownership of securities Beneficially Owned by another Person.

          (d) Permitted Transferee.  The term "Permitted  Transferee" shall mean
     (i) all holders of the Series B Common Stock outstanding immediately prior to the Corporation's initial public offering of any class of its capital stock, (ii) any Person that is an Affiliate, spouse or descendant of any such holder, their estates or trusts for their benefit.

          (e) Person. The term "Person" means any natural person, corporation, association, partnership, limited liability company, organization, business, government or political subdivision thereof or governmental agency.

          (f) Transfer. The term "Transfer" shall mean any sale, transfer (including a transfer made in whole or in part without consideration as a gift), exchange, assignment, pledge, encumbrance, alienation or any other disposition or hypothecation of record ownership or of Beneficial Ownership of any share, whether by operation of law or otherwise; provided, however, that (i) a pledge of any share made in accordance with the provisions of Third Article, Section 2.E.3.(b). and (ii) a grant of a revocable proxy, written consent or other authorization with respect to any share to a Person designated by the Board of Directors or management of the Corporation who is soliciting proxies on behalf of the Corporation shall not be considered a "Transfer"; and provided, further, that in the case of any transferee of record ownership that is a Nominee, such Transfer of record ownership shall be deemed to be made to the Person or Persons for whom such Nominee is acting.

     10. Stock Legend.

     The Corporation shall include a legend on the certificates representing shares of Class B Common Stock stating the such shares are subject to automatic conversion in certain circumstances as set forth in this Third Article, Section 2.E.

     11. Taxes.

     The issuance of a certificate representing shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock shall be made without charge to the holder of such shares for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the record holder of the shares of Class B Common Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.


     Section 2. Preferred Stock
     ----------

     The total number of shares of Preferred Stock the Corporation is authorized to issue is Ten Million (10,000,000) shares $.001 par value per share. The Preferred Stock may be issued in one or more series and the designations, powers, conversion privileges, preferences, and other special rights, and the qualifications, limitations and restrictions of the Preferred Shares or any series of such shares shall be established by the Board of Directors of the Corporation.

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

     Section 3. Liquidation.
     ---------

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of any outstanding series of Preferred Stock, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. In any such distribution shares of Class A Common Stock and Class B Common Stock shall be treated equally on a per share basis.

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